Giant Oil & Gas Inc.
246 Stewart Green S.W., Suite 4010
Calgary, Alberta, T3H 3C8

March 19, 2008

To the Holders of the Giant Oil & Gas Inc. Warrants:

Reference is hereby made to certain Warrant Agreements (the “Agreements”), issued by Giant Oil & Gas Inc. in connection with the Class A, Class B and Class C Warrants (collectively, the “Warrants”). Terms used not otherwise defined herein shall have the meanings set forth for such terms in the Agreements.

The Warrant Commencement Date has been re-extended from May 20, 2008 to November 20, 2008 with respect to the Class A Warrants; from November 20, 2008 to May 20, 2009 with respect to the Class B Warrants; and from May 20, 2009 to November 20, 2009 with respect to the Class C Warrants.

In addition, the Warrant Expiry Date has been extended from May 20, 2009 to May 20, 2010 with respect to the Class A Warrants; from May 20, 2010 to May 20, 2011 with respect to the Class B Warrants; and from May 20, 2011 to May 20, 2012 with respect to the Class C Warrants.

Please evidence your receipt and acknowledgment of this letter by signing below and returning a copy of the letter to us at the number indicated above.

If you have any questions, please do not hesitate to contact the undersigned.

Sincerely,

Giant Oil & Gas Inc.

/s/ Rob Sandhu
By: Rob Sandhu
President

Agreed and Acknowledged:

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